EXHIBIT 10.2

FIRST AMENDMENT TO THE CREDIT AGREEMENT

THIS FIRST AMENDMENT, dated as of November 1, 2006 (the “Amendment”), to the Credit Agreement, dated as of September 30, 2005 (the “Credit Agreement”), among CONCENTRA INC., a Delaware corporation (“Holdings”), CONCENTRA OPERATING CORPORATION, a Nevada corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”), is entered into by and among Holdings, the Borrower, the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement, as more fully described herein; and

WHEREAS, the Lenders are willing to agree to such amendment, but only upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

2. Amendment to Section 2.9 (Mandatory Prepayments). Section 2.9(b) of the Credit Agreement is hereby amended by replacing the proviso therein in its entirety with the following:

“provided, that, notwithstanding the foregoing, (i) an aggregate amount not to exceed $7,500,000 of Net Cash Proceeds from Asset Sales in any fiscal year of the Borrower may be retained by Holdings, the Borrower or any of its Subsidiaries, as the case may be, (ii) in addition to the amounts set forth in clause (i) above, an additional aggregate amount not to exceed $1,233,044.34 of Net Cash Proceeds from Asset Sales in connection with Section 7.5(f) may be retained by Holdings, the Borrower or any of its Subsidiaries, as the case may be, and (iii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d).”

3. Amendment to Section 7.2 (Indebtedness). Section 7.2(c) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (i) thereof, and (ii) adding the following at the end of clause (ii):

“; and (iii) Guarantee Obligations by the Borrower of obligations of First Notice Systems, Inc., a Wholly Owned Subsidiary of the Borrower, in connection with, and pursuant to the terms of, the purchase agreement governing the Disposition of all of the shares of Capital Stock of First Notice Systems, Inc. permitted by Section 7.5(f) of this Agreement;”.

4. Amendment to Section 7.5 (Disposition of Property). Section 7.5 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (d) thereof, (ii) replacing the “.” at the end of clause (e) with a “;” and (iii) adding the following:

“(f) the Disposition of all or substantially all of the assets (including, without limitation, all or substantially all of the shares of Capital Stock) of First Notice Systems, Inc., a Wholly Owned Subsidiary of the Borrower, on or before June 30, 2007; provided that, subject to the right of the Loan Parties to retain a certain amount of such Net Cash Proceeds as set forth in Section 2.9 of this Agreement, 100% of the Net Cash Proceeds thereof are applied in accordance with Section 2.9 of this Agreement; and

(g) the Disposition of certain Intellectual Property by the Borrower and any Subsidiary of the Borrower to First Notice Systems, Inc., a Wholly Owned Subsidiary of the Borrower, which Intellectual Property is described on Schedule 1 to that certain First Amendment to the Credit Agreement dated as of November 1, 2006 by and among Holdings, the Borrower, and the Required Lenders.”

5. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof when the following conditions are satisfied:

(i) Amendment to Credit Agreement. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by Holdings and the Borrower, and executed and delivered or consented to by the Required Lenders;

(ii) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions contemplated herein; and

(iii) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

6. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Loan Parties that would require an amendment, waiver or consent of the

Lenders or Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. Integration. This Amendment and the other Loan Documents represent the agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CONCENTRA INC.

By:	/s/ Thomas E. Kiraly
Thomas E. Kiraly
Executive Vice President, Chief Financial
Officer and Treasurer

CONCENTRA OPERATING CORPORATION

By:	/s/ Thomas E. Kiraly
Thomas E. Kiraly
Executive Vice President, Chief Financial
Officer and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:
Name:
Title:

, as a Lender
(name of institution)

By:
Name:
Title:

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